Melissa Sharpe, Investors 629.213.5113 melissa.sharpe@alliancebernstein.com	Jen Will, Media 212.969.1157 jen.will@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES THIRD QUARTER RESULTS
GAAP Diluted Net Income of $0.62 per Unit
Adjusted Diluted Net Income of $0.63 per Unit
Cash Distribution of $0.63 per Unit

New York, NY, October 24, 2019 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended September 30, 2019.
"Our third quarter results continue to reflect momentum in several areas of our business," said Seth P. Bernstein, President and CEO of AllianceBernstein. "Total firmwide net inflows of $8.1 billion were positive for a fifth straight quarter and were driven by $9.3 billion of active net inflows. Year-to-date active net inflows of $21.6 billion translates to a 6.3% annualized organic growth rate, continuing our best year-to-date in more than a decade."

(US $ Thousands except per Unit amounts)	3Q 2019	3Q 2018	3Q 2019 vs 3Q 2018 % Change	2Q 2019	3Q 2019 vs. 2Q 2019 % Change

U.S. GAAP Financial Measures
Net revenues	$877,867	$850,176	3.3%	$857,799	2.3%
Operating income	$202,783	$213,819	(5.2)%	$184,220	10.1%
Operating margin	22.6%	25.1%	(250 bps)	20.6%	200 bps
AB Holding Diluted EPU	$0.62	$0.68	(8.8)%	$0.54	14.8%

Adjusted Financial Measures (1)
Net revenues	$726,709	$727,143	(0.1)%	$714,566	1.7%
Operating income	$199,928	$215,758	(7.3)%	$179,685	11.3%
Operating margin	27.5%	29.7%	(220 bps)	25.1%	240 bps
AB Holding Diluted EPU	$0.63	$0.69	(8.7)%	$0.56	12.5%
AB Holding cash distribution per Unit	$0.63	$0.69	(8.7)%	$0.56	12.5%

(US $ Billions)
Assets Under Management
Ending AUM	$592.4	$550.4	7.6%	$580.8	2.0%
Average AUM	$586.3	$546.9	7.2%	$565.9	3.6%

(1) The adjusted financial measures represent non-GAAP financial measures. See page 11 for reconciliations of GAAP Financial Results to Adjusted Financial Results and pages 12-13 for notes describing the adjustments.

www.alliancebernstein.com	1 of 13

Bernstein continued, "In Retail, gross sales reached a record $21.1 billion - the highest in Retail history - and represents a continued rebound in fixed income and ongoing success with active equities. Net inflows of $7.4 billion were the highest in 19 years, positive for a fifth straight quarter and represent our third consecutive quarter exceeding $5 billion. In Institutional, we have seen substantial pipeline growth as net flows turn positive for the year at $1 billion. Our $11.6 billion institutional pipeline - up 63% sequentially at quarter-end - is more heavily weighted toward active equity and alternative investment strategies. Our pipeline's annualized fee base reached a new high of over $40 million, representing the eighth straight quarter in which it exceeded $30 million. New additions in the third quarter are the highest in two years at an average fee rate of more than 2x the channel average. In Private Wealth, gross sales were down year-on-year, and while flows were negative in a weaker quarter, annualized outflows remain below our historical average. On the sell-side, Bernstein Research continues to feel the effects of a difficult environment as global customer activity continued to decline. As a firm, we expanded our adjusted operating margin of 27.5% by 240 basis points versus this year's second quarter.”
The firm’s cash distribution per Unit of $0.63 is payable on November 14, 2019, to holders of record of AB Holding Units at the close of business on November 4, 2019.
Market Performance
US and global equity and fixed income markets were mixed in the third quarter. The S&P 500’s total return was 1.7% and the MSCI EAFE Index’s total return was (1.0)%. The Bloomberg Barclays US Aggregate Index returned 2.3% during the third quarter and the Bloomberg Barclays Global Aggregate ex US Index’s total return was (0.6)%.

www.alliancebernstein.com	2 of 13

Assets Under Management ($ Billions)
Total assets under management as of September 30, 2019 were $592.4 billion, up $11.6 billion, or 2.0%, from June 30, 2019, and up $42.0 billion, or 7.6%, from September 30, 2018.

	Institutional	Retail	Private Wealth Management	Total
Assets Under Management 9/30/2019	$272.9	$222.5	$97.0	$592.4
Net Flows for Three Months Ended 9/30/19:
Active	$2.0	$8.2	$(0.9)	$9.3
Passive	(0.5)	(0.8)	0.1	(1.2)
Total	$1.5	$7.4	$(0.8)	$8.1

Total net inflows were $8.1 billion in the third quarter, compared to net inflows of $9.5 billion in the second quarter, and net inflows of $1.3 billion in the prior year period.
Institutional channel third quarter net inflows of $1.5 billion compared to net inflows of $4.2 billion in the second quarter. Institutional gross sales of $2.9 billion decreased sequentially from $5.5 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially to $11.6 billion at September 30, 2019 from $7.1 billion at June 30, 2019.
Retail channel third quarter net inflows of $7.4 billion compared to net inflows of $5.9 billion in the second quarter. Retail gross sales of $21.1 billion increased 12% sequentially from $18.8 billion.
Private Wealth channel third quarter net outflows of $0.8 billion compared to net outflows of $0.6 billion in the second quarter. Private Wealth gross sales of $2.3 billion decreased sequentially from $3.0 billion.
Third Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because we believe they present a clearer picture of our operating performance and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. Please note, however, that these non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.
AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Available Cash Flow typically is the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines, with the concurrence of the Board of Directors, that one or more adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation.

www.alliancebernstein.com	3 of 13

US GAAP Earnings
Revenues
Third quarter net revenues of $878 million increased 3% from $850 million in the third quarter of 2018. Higher investment advisory base fees, distribution revenues, investment gains and net dividend and interest income were partially offset by lower performance-based fees and Bernstein Research revenues. The prior year’s quarter included $35 million of performance-based fees related to two funds, Financial Services Opportunity Fund I and Real Estate Equity Fund I, which have either been liquidated or mostly liquidated.
Sequentially, net revenues increased 2% from $858 million. Higher investment advisory base fees and distribution revenues were partially offset by lower investment gains, Bernstein Research Revenues and performance-based fees.
Third quarter Bernstein Research revenues of $102 million decreased slightly compared to the prior year quarter and decreased 4% sequentially. Excluding revenues from the Autonomous acquisition, which closed on April 1, 2019, Bernstein Research revenues declined 10% from the prior year period due to lower global client activity and trading commissions which also drove the sequential decrease.
Expenses
Third quarter operating expenses of $675 million increased 6% from $636 million in the third quarter of 2018. Total employee compensation and benefits, promotion and servicing and general and administrative (“G&A”) expenses were all higher. Employee compensation and benefits expense increased due to higher base compensation, severance and fringes, partially offset by lower incentive compensation and commissions. Promotion and servicing expense increased due to higher distribution related payments, marketing and travel and entertainment expenses, partially offset by lower amortization of deferred sales commissions. The increase in G&A was primarily due to higher portfolio servicing fees, technology costs and occupancy expense.
Sequentially, operating expenses were flat. Higher promotion and servicing expense was partially offset by lower G&A and employee compensation and benefits expense. Promotion and servicing expense increased due to higher distribution related payments, partially offset by lower travel and entertainment and marketing expenses. Within G&A, lower professional fees and miscellaneous G&A expenses were partially offset by higher portfolio servicing fees. Employee compensation and benefits expense decreased due to lower incentive compensation, partially offset by higher commissions.
Operating Income and Net Income Per Unit
Third quarter operating income of $203 million decreased 5% from $214 million in the third quarter of 2018 and the operating margin of 22.6% in the third quarter of 2019 decreased 250 basis points from 25.1% in the third quarter of 2018.
Sequentially, operating income increased 10% from $184 million in the second quarter of 2019 and the operating margin of 22.6% increased 200 basis points from 20.6% in the second quarter of 2019.
Third quarter diluted net income per Unit was $0.62 compared to $0.68 in the third quarter of 2018 and $0.54 in the second quarter of 2019.

www.alliancebernstein.com	4 of 13

Non-GAAP Earnings
This section discusses our third quarter 2019 non-GAAP financial results, compared to the third quarter of 2018 and the second quarter of 2019. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information.
Revenues
Third quarter adjusted net revenues of $727 million were flat from the third quarter of 2018. Higher investment advisory base fees, investment gains and net dividend and interest income were partially offset by lower performance-based fees and higher net distribution expense.
Sequentially, adjusted net revenues increased 2% from $715 million. Higher investment advisory base fees were partially offset by lower Bernstein Research revenues and performance-based fees.
Expenses
Third quarter adjusted operating expenses of $527 million increased 3% from $511 million in the third quarter of 2018, driven by higher total employee compensation and benefits, G&A and promotion and servicing expenses. Employee compensation and benefits expense increased due to higher base compensation and fringes, partially offset by lower incentive compensation. Within G&A, technology costs and occupancy expenses were higher. Promotion and servicing expense increased due to higher marketing and travel and entertainment expenses.
Sequentially, adjusted operating expenses decreased 2% from $535 million. Promotion and servicing and G&A expenses were lower. Promotion and servicing expense decreased due to lower travel and entertainment and marketing expenses.
Operating Income, Margin and Net Income Per Unit
Third quarter adjusted operating income of $200 million decreased 7% from $216 million in the third quarter of 2018, and the adjusted operating margin of 27.5% decreased 220 basis points from 29.7%.
Sequentially, adjusted operating income increased 11% from $180 million and the adjusted operating margin of 27.5% in the third quarter of 2019 increased 240 basis points from 25.1%.
Third quarter adjusted diluted net income per Unit of $0.63 was down from $0.69 in the third quarter of 2018 and up from $0.56 in the second quarter of 2019.

www.alliancebernstein.com	5 of 13

Headcount
As of September 30, 2019, we had 3,778 employees, compared to 3,583 employees as of September 30, 2018 and 3,762 as of June 30, 2019.
Unit Repurchases
During the three and nine months ended September 30, 2019, we purchased 0.9 million and 2.9 million AB Holding Units for $25.1 million and $83.7 million (on a trade date basis), respectively. These amounts reflect open-market purchases of 0.6 million and 2.5 million AB Holding Units for $15.3 million and $70.6 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards. During the three and nine months ended September 30, 2018, AB purchased 1.6 million and 2.9 million AB Holding Units for $48.0 million and $83.2 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 1.6 million and 2.8 million AB Holding Units for $48.0 million and $80.9 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards.
Third Quarter 2019 Earnings Conference Call Information
Management will review Third Quarter 2019 financial and operating results during a conference call beginning at 8:00 a.m. (EDT) on Thursday, October 24, 2019. The conference call will be hosted by Seth P. Bernstein, President and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1. To listen by webcast, please visit AB’s Investor Relations website at http://alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.
2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 6385796.
The presentation management will review during the conference call will be available on AB’s Investor Relations website shortly after the release of Third Quarter 2019 financial and operating results on October 24, 2019.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 6385796.

www.alliancebernstein.com	6 of 13

Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, these forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2018 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s revenues, financial condition, results of operations and business prospects.
The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated, or that mandates ultimately will not be funded.

•
The possibility that AB will engage in open market purchases of AB Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of AB Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards depends on various factors, some of which are beyond our control, including the fluctuation in the price of an AB Holding Unit (NYSE: AB) and the availability of cash to make these purchases.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, 37% effective January 1, 2018.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of September 30, 2019, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.4% of AllianceBernstein and AXA Equitable Holdings ("EQH"), directly and through various subsidiaries, owned an approximate 65.3% economic interest in AllianceBernstein.
Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

www.alliancebernstein.com	7 of 13

AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	3Q 2019	3Q 2018	3Q 2019 vs. 3Q 2018 % Change	2Q 2019	3Q 2019 vs. 2Q 2019 % Change

GAAP revenues:
Base fees	$608,765	$568,918	7.0%	$585,077	4.0%
Performance fees	7,619	41,145	(81.5%)	11,287	(32.5)%
Bernstein research services	102,014	103,581	(1.5%)	105,991	(3.8)%
Distribution revenues	118,635	104,488	13.5%	108,347	9.5%
Dividends and interest	24,882	21,942	13.4%	27,654	(10.0)%
Investments gains (losses)	4,433	565	n/m	10,949	(59.5)%
Other revenues	24,497	24,012	2.0%	24,796	(1.2)%
Total revenues	890,845	864,651	3.0%	874,101	1.9%
Less: interest expense	12,978	14,475	(10.3%)	16,302	(20.4)%
Total net revenues	877,867	850,176	3.3%	857,799	2.3%

GAAP operating expenses:
Employee compensation and benefits	361,822	357,442	1.2%	363,702	(0.5)%
Promotion and servicing
Distribution-related payments	127,726	106,372	20.1%	116,254	9.9%
Amortization of deferred sales commissions	3,605	4,651	(22.5%)	3,241	11.2%
Trade execution, marketing, T&E and other	53,814	50,793	5.9%	57,550	(6.5)%
General and administrative
General & administrative	117,056	107,526	8.9%	120,180	(2.6)%
Real estate charges (credits)	153	(155)	n/m	548	(72.1)%
Contingent payment arrangements	829	52	n/m	829	—%
Interest on borrowings	2,802	2,711	3.4%	3,990	(29.8)%
Amortization of intangible assets	7,277	6,965	4.5%	7,285	(0.1)%
Total operating expenses	675,084	636,357	6.1%	673,579	0.2%

Operating income	202,783	213,819	(5.2%)	184,220	10.1%

Income taxes	10,827	9,419	14.9%	10,211	6.0%

Net income	191,956	204,400	(6.1%)	174,009	10.3%

Net income (loss) of consolidated entities attributable to non-controlling interests	4,145	726	n/m	7,757	(46.6)%

Net income attributable to AB Unitholders	$187,811	$203,674	(7.8%)	$166,252	13.0%

www.alliancebernstein.com	8 of 13

AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

(US $ Thousands)	3Q 2019	3Q 2018	3Q 2019 vs. 3Q 2018 % Change	2Q 2019	3Q 2019 vs. 2Q 2019 % Change

Equity in Net Income Attributable to AB Unitholders	$66,722	$72,802	(8.4%)	$59,023	13.0%
Income Taxes	6,894	6,902	(0.1%)	6,749	2.1%
Net Income	59,828	65,900	(9.2%)	52,274	14.5%

Additional Equity in Earnings of Operating Partnership (1)	17	117	(85.5%)	19	(10.5)%
Net Income - Diluted	$59,845	$66,017	(9.3%)	$52,293	14.4%
Diluted Net Income per Unit	$0.62	$0.68	(8.8%)	$0.54	14.8%
Distribution per Unit	$0.63	$0.69	(8.7%)	$0.56	12.5%

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	3Q 2019	3Q 2018	3Q 2019 vs. 3Q 2018 % Change	2Q 2019	3Q 2019 vs. 2Q 2019 % Change
AB L.P.
Period-end	268,182,957	268,565,762	(0.1%)	268,815,565	(0.2)%
Weighted average - basic	268,567,071	269,602,398	(0.4%)	268,475,021	—%
Weighted average - diluted	268,603,472	269,847,693	(0.5%)	268,522,779	—%
AB Holding L.P.
Period-end	95,991,941	96,372,964	(0.4%)	96,624,449	(0.7)%
Weighted average - basic	96,375,961	97,408,864	(1.1%)	96,283,355	0.1%
Weighted average - diluted	96,412,362	97,654,159	(1.3%)	96,331,113	0.1%

www.alliancebernstein.com	9 of 13

AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | September 30, 2019
($ billions)
Ending and Average	Three Months Ended
	9/30/19	9/30/18
Ending Assets Under Management	$592.4	$550.4
Average Assets Under Management	$586.3	$546.9

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$269.1	$214.5	$97.2	$580.8
Sales/New accounts	2.9	21.1	2.3	26.3
Redemption/Terminations	(4.2)	(11.2)	(3.2)	(18.6)
Net Cash Flows	2.8	(2.5)	0.1	0.4
Net Flows	1.5	7.4	(0.8)	8.1
Investment Performance	2.3	0.6	0.6	3.5
End of Period	$272.9	$222.5	$97.0	$592.4

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$161.8	$57.4	$240.8	$44.3	$9.5	$67.0	$580.8
Sales/New accounts	6.9	0.3	16.2	2.5	—	0.4	26.3
Redemption/Terminations	(7.2)	(0.6)	(8.8)	(1.5)	(0.1)	(0.4)	(18.6)
Net Cash Flows	(1.1)	(0.8)	2.0	—	(0.1)	0.4	0.4
Net Flows	(1.4)	(1.1)	9.4	1.0	(0.2)	0.4	8.1
Investment Performance	(0.5)	0.5	2.7	0.5	0.1	0.2	3.5
End of Period	$159.9	$56.8	$252.9	$45.8	$9.4	$67.6	$592.4

Three-Month Net Flows By Investment Service (Active versus Passive)
	Actively Managed	Passively Managed (1)	Total
Equity	$(1.4)	$(1.1)	$(2.5)
Fixed Income	10.4	(0.2)	10.2
Other (2)	0.3	0.1	0.4
Total	$9.3	$(1.2)	$8.1

(1) Includes index and enhanced index services.
(2) Includes certain multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$173.8	$120.9	$94.9	$389.6
Non-U.S. Clients	99.1	101.6	2.1	202.8
Total	$272.9	$222.5	$97.0	$592.4

www.alliancebernstein.com	10 of 13

AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
US $ Thousands, unaudited	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018

Net Revenues, GAAP basis	$877,867	$857,799	$795,462	$804,660	$850,176	$844,738
Exclude:
Distribution-related payments	(127,726)	(116,254)	(105,993)	(104,359)	(106,372)	(106,301)
Amortization of deferred sales commissions	(3,605)	(3,241)	(3,502)	(3,981)	(4,651)	(6,113)
Pass-through fees & expenses	(14,690)	(13,516)	(12,481)	(9,039)	(10,084)	(10,487)
Impact of consolidated company-sponsored investment funds	(4,820)	(8,697)	(10,959)	931	(1,543)	(1,494)
Long-term incentive compensation-related investment losses (gains)	(189)	(1,389)	(4,496)	7,104	(1,253)	(542)
Long-term incentive compensation-related dividends and interest	(128)	(136)	(147)	(1,631)	(130)	(156)
Loss on sale of software technology	—	—	—	2,733	1,000	—
Other	—	—	—	—	—	47
Adjusted Net Revenues	$726,709	$714,566	$657,884	$696,418	$727,143	$719,692

Operating Income, GAAP basis	$202,783	$184,220	$168,151	$199,359	$213,819	$189,464
Exclude:
Real estate charges (credits)	—	—	—	670	(155)	6,909
Long-term incentive compensation-related items	517	277	357	243	1,820	585
CEO's EQH award compensation	217	227	465	—	—	—
Loss on sale of software technology	—	—	—	2,733	1,000	—
Acquisition-related expenses	556	2,718	—	1,924	—	—
Contingent payment arrangements	—	—	—	(2,429)	—	—
Other	—	—	—	—	—	47
Sub-total of non-GAAP adjustments	1,290	3,222	822	3,141	2,665	7,541
Less: Net income (loss) of consolidated entities attributable to non-controlling interests	4,145	7,757	10,116	(1,727)	726	261
Adjusted Operating Income	$199,928	$179,685	$158,857	$204,227	$215,758	$196,744

Operating Margin, GAAP basis excl. non-controlling interests	22.6%	20.6%	19.9%	25.0%	25.1%	22.4%

Adjusted Operating Margin	27.5%	25.1%	24.1%	29.3%	29.7%	27.3%

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ Thousands except per Unit amounts, unaudited	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Net Income - Diluted, GAAP basis	$59,845	$52,293	$46,465	$59,951	$66,017	$58,572
Impact on net income of AB non-GAAP adjustments	512	1,234	462	1,000	919	2,609
Adjusted Net Income - Diluted	$60,357	$53,527	$46,927	$60,951	$66,936	$61,181

Diluted Net Income per Holding Unit, GAAP basis	$0.62	$0.54	$0.49	$0.63	$0.68	$0.59
Impact of AB non-GAAP adjustments	0.01	0.02	—	0.01	0.01	0.03
Adjusted Diluted Net Income per Holding Unit	$0.63	$0.56	$0.49	$0.64	$0.69	$0.62

www.alliancebernstein.com	11 of 13

AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties that perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees do not affect operating income, but they do affect our operating margin. As such, we exclude these fees from adjusted net revenues.

We adjust for the revenue impact of consolidating company-sponsored investment funds by eliminating the consolidated company-sponsored investment funds' revenues and including AB's fees from such consolidated company-sponsored investment funds and AB's investment gains and losses on its investments in such consolidated company-sponsored investment funds that were eliminated in consolidation.

Adjusted net revenues exclude investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments.

Lastly, during 2017 we excluded a realized gain of $4.6 million on the exchange of software technology for an ownership stake in a third party provider of financial market data and trading tools. During 2018, we decreased our valuation of this investment by $3.7 million.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) real estate charges (credits), (2) acquisition-related expenses, (3) the impact on net revenues and compensation expense of the investment gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (4) our CEO's EQH award compensation, as discussed below, (5) the impact of consolidated company-sponsored investment funds, (6) the loss on sale of software technology, and (7) adjustments to contingent payment arrangements.

Real estate charges (credits) incurred outside of our headquarters relocation strategy have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested as of year-end 2012 and the investments have been delivered to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the market exposure of these investments in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

www.alliancebernstein.com	12 of 13

The board of directors of EQH granted to Seth P. Bernstein (“CEO”) equity awards in connection with EQH's IPO and Mr. Bernstein's membership on the EQH Management Committee. Mr. Bernstein may receive additional equity or cash compensation from EQH in the future related to his service on the Management Committee. Any awards granted to Mr. Bernstein by EQH are recorded as compensation expense in AB’s condensed consolidated statement of income. The compensation expense associated with these awards has been excluded from our non-GAAP measures because they are non-cash and are based upon EQH's, and not AB's, financial performance.
We adjusted for the operating income impact of consolidating certain company-sponsored investment funds by eliminating the consolidated company-sponsored funds' revenues and expenses and including AB's revenues and expenses that were eliminated in consolidation. We also excluded the limited partner interests we do not own.

The loss on the sale of software technology has been excluded due to its non-recurring nature and because it is not part of our core operating results.

The recording of changes in estimates of contingent consideration payable with respect to contingent payment arrangements associated with our acquisitions are not considered part of our core operating results and, accordingly, have been excluded.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

www.alliancebernstein.com	13 of 13